UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 4, 2005 (December 29, 2004)

Panavision Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12391	13-3593063

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6219 De Soto Avenue Woodland Hills, California	91367

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(818) 316-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        In connection with the Transaction (as defined below), Panavision Inc., a Delaware corporation (“Panavision”), entered into a Third Amendment, dated as of December 29, 2004 (the “Amendment”), with respect to Panavision’s Amended and Restated Credit Agreement, dated as of May 28, 1998, as amended and restated as of January 16, 2004, among Panavision, the several banks and other financial institutions or entities from time to time parties thereto and JPMorgan Chase Bank, as administrative agent.

        In addition, in connection with the Transaction, Panavision entered into a Fourth Supplemental Indenture, dated as of December 29, 2004 (the “Supplemental Indenture”), with respect to the Indenture, dated as of January 16, 2004, as amended, governing Panavision’s 12.50% Senior Secured Notes due January 2009, among Panavision, the Subsidiary Guarantors (as defined therein), Wilmington Trust Company, as trustee, and Wilmington Trust Company, as collateral trustee.

       The Amendment and the Supplemental Indenture were each entered into in order to facilitate the Transaction.

        A copy of the Amendment is attached to this report as Exhibit 10.1 and is incorporated herein by reference. A copy of the Supplemental Indenture is attached to this report as Exhibit 10.2 and is incorporated herein by reference.

Item 8.01 Other Events.

        On January 4, 2005, Panavision issued a press release announcing that it had purchased the camera inventory of William F. White International Inc. (the “Transaction”). A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Third Amendment, dated as of December 29, 2004
10.2	Fourth Supplemental Indenture, dated as of December 29, 2004
99.1	Press Release, dated January 4, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANAVISION INC.

Date: January 4, 2005	By:	/s/ Bobby G. Jenkins
	Name:	Bobby G. Jenkins
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment, dated as of December 29, 2004
10.2	Fourth Supplemental Indenture, dated as of December 29, 2004
99.1	Press Release, dated January 4, 2005